The KNOCKOUT GROUP, Inc.



            Assignment of Interest in Pending Patents and Trademarks

The Undersigned agrees to assign all interest in the three pending patent applications filed on behalf of the company with the United States Patent Office and all interest in the "Encapsulation(TM)" for a sum of $400,000 in cash plus 354,608 shares of common stock of The Knockout Group. The Undersigned is to receive $200,000 in cash on or before January 15, 2005, with the balance to be paid over the succeeding 12 month period, on or before December 31, 2005.

This agreement covers the initial three patents applications - USPTO Serial numbers:

      o 1406-002: Method of Formulating a Cleaning Composition in a Concentrated Form - Serial No: 10/868,649
      o 1406-003: A Cleaning Composition in a Concentrated Form - Serial No. 10/868,541
      o 1406-004: Method of Formulating a Cleaning Composition for Use in Cleaning - Serial No. 10/868,464

In exchange for these payments, the Undersigned also agrees not to develop or contribute any intellectual property to any other company, either now or in the future that competes in the "Cleaning" products segment. The payments are to be allocated 90% to the three patents and 10% to the Encapsulation(TM).



By:                      /s/ Isaac H. Horton
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Name:                    Isaac H. Horton
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The Knockout Group, Inc.

By:                      /s/ John Bellamy
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Title:                              CEO
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